Exhibit 99

News Release

Investor Contact:	Media Contact:

Bev Fleming 312-444-7811 Beverly_Fleming@ntrs.com	Doug Holt 312-557-1571 Doug_Holt@ntrs.com

Northern Trust Announces Pricing of Common Stock

Offering and Offer of $500 Million of Senior Notes

Chicago, April 28, 2009 – Northern Trust Corporation (Nasdaq: NTRS), a multibank holding company, today announced that it has priced a public offering of 15 million shares of common stock to the public at $50.00 per share for total gross proceeds of approximately $750 million. The underwriters will have a 30-day option to purchase up to an additional 2.25 million shares of common stock from Northern Trust. Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are serving as joint bookrunning managers for the equity offering. UBS Investment Bank is acting as a co-manager for the equity offering.

Additionally, Northern Trust today began offering approximately $500 million in original principal amount of senior notes in a registered public offering. Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are serving as joint bookrunning managers of the senior notes offering, with co-managers Banc of America Securities LLC, Loop Capital Markets, LLC, and The Williams Capital Group, L.P. The consummation of the common stock offering is not conditioned upon the concurrent consummation of the offering of notes, and vice versa.

This news release may be deemed to include forward-looking statements, such as statements that relate to the common stock offering and the offering of notes and whether or not Northern Trust will consummate the offerings. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,”

Exhibit 99

“estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2008 Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

Northern Trust has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the equity and debt offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Northern Trust has filed with the Securities and Exchange Commission for more complete information about Northern Trust and the equity and debt offerings.

These documents are available for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, a copy of a prospectus for the equity offering and the debt offering may be obtained from either: Goldman, Sachs & Co., Attention: Prospectus Department, 85 Broad Street, New York, NY 10004, telephone: 212-902-1171 or 866-471-2526, fax: 212-902-9316, email: Prospectus-ny@ny.email.gs.com; or Morgan Stanley & Co. Incorporated, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York, 10014, telephone (866) 718-1649, or by e-mailing prospectus@morganstanley.com.

Exhibit 99

About Northern Trust

Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of investment management, asset and fund administration, fiduciary and banking solutions for corporations, institutions and affluent individuals worldwide. Northern Trust, a financial holding company based in Chicago, has a network of 85 offices in 18 U.S. states and has international offices in 15 locations in North America, Europe, the Middle East and the Asia-Pacific region. As of March 31, 2009, Northern Trust had assets under custody of US$2.8 trillion, and assets under investment management of US$522.3 billion. Northern Trust, founded in 1889, has earned distinction as an industry leader in combining exceptional service and expertise with innovative products and technology.

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